                                                                    Exhibit 3.5

                          CERTIFICATE OF INCORPORATION

                                       OF

                           HENLEY INTERNATIONAL, INC.

     First:  The name of the Corporation is HENLEY INTERNATIONAL, INC.

     Second: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     Third: The nature of the business, objects and purposes to be transacted, promoted or carried on by the Corporation are:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     Fourth: The Corporation is authorized to issue one class of capital stock, designated Common Stock (hereinafter referred to as "Common Stock"). The total number of shares of Common Stock which the Corporation shall have authority to issue is Ten Thousand (10,000) and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to Ten Thousand Dollars ($10,000.00).

     Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the Corporation on all propositions before such meetings. No holder of Common Stock shall have the right to cumulate such holder's votes for the election of directors, but each holder of Common Stock shall be entitled to one vote for each share held thereof in the election of each director of the Corporation.

     No stockholder shall be entitled as a matter of right, preemptive or otherwise, to subscribe for, purchase or receive any other securities, rights or options of the Corporation now or hereafter authorized to be issued, or other securities held in the treasury of the Corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise.

     Fifth:

     A.    The name and mailing address of the Incorporator is as follows:


     Name                             Mailing Address
     ----                             ---------------
     J. Randolph Ewing                Nine Greenway Plaza
                                      Suite 1717
                                      Houston, Texas 77046

     B. The name and mailing address of each person who is to serve as a director of the Corporation until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

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
     Name                      Mailing Address
     ----                      ---------------
     Kenneth W. Davidson      104 Industrial Boulevard
                              Sugar Land, Texas 77478

     Sixth:    The Corporation is to have perpetual existence.

     Seventh: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (1)  To adopt, amend, or repeal the By-laws of the Corporation.

     (2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

     (3) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     (4) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the By-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

     (5) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by applicable law, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

     The Corporation may in its By-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authority expressly conferred upon the Board of Directors by applicable law.

     Eighth:

     (a) Limitation of Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the


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Corporation or the stockholders for monetary damages for breach of fiduciary duty as a director.

     (b)  Indemnification and Insurance.

          (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (ii) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (iii) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections Eighth (b)(i) and (b)(ii) of this Certificate of Incorporation, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (iv) The determination that an officer, director, employee or agent has met the applicable standard of conduct set forth in Sections
Eighth (b)(i) and (b)(ii) of this Certificate of Incorporation (unless indemnification is ordered by a court) shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or


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
(ii) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

          (v) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section Eighth (b). Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (vi) The indemnification and advancement of expenses provided hereunder or granted pursuant to the other subsections of this Section Eighth
(b) shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The Board of Directors shall also have the authority to authorize the Corporation to make advances with respect to and to indemnify any person named in Sections Eighth (b)(i) and (b)(ii) of this Certificate of Incorporation against, or to make payments on behalf of or to reimburse such person for, any costs or expenses (including attorneys' fees), judgments or fines or amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the extent not inconsistent with law as evidenced by an opinion of counsel.

          (vii) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section Eighth (b).

          (viii) For purposes of this Section Eighth (b), reference to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section Eighth (b) with respect to such constituent corporation if its separate existence had continued.

          For purpose of this Section Eighth (b), references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section Eighth (b).

          (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section Eighth (b) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

           (x) Notwithstanding anything contained in this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation) to the contrary, the alteration, change, amendment, repeal or adoption of any provisions inconsistent with this Section Eighth shall require the affirmative vote of the holders of at least 80% of the voting power (after giving effect to the provisions of Section Tenth) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation, voting together as a single class.

     Ninth: Meetings of stockholders and the Board of Directors may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any applicable law) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

     Tenth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law and this Certificate of Incorporation, and all rights conferred upon stockholders herein, are granted subject to this reservation.

     IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 31st day of October, 1988.



                                            /s/ J. Randolph Ewing
                                            -----------------------------------
                                            J. RANDOLPH EWING



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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           HENLEY INTERNATIONAL, INC.

                          (Pursuant to Section 242 of
                       the General Corporation Law of the
                               State of Delaware)


It is hereby certified that:

     FIRST: The name of the corporation is Henley International, Inc. (hereinafter referred to as the "Corporation").

     SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 31, 1988.

     THIRD: Article FIRST of the Certificate of Incorporation is hereby deleted and replaced in its entirety by the following:

     "FIRST: The name of the corporation is Henley Operating Company."

     FOURTH: The foregoing amendment to the Certificate of Incorporation was authorized by the affirmative vote of the Board of Directors of the Corporation, followed by the affirmative vote of the holders of all outstanding shares of stock of the Corporation in accordance with Section 228(a) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused the undersigned to execute this Certificate of Amendment on its behalf as of this 30th day of November, 1989 and they do hereby affirm under the penalties of perjury that the statements contained herein are true and correct.



                                                      HENLEY INTERNATIONAL, INC.
                                                      a Delaware corporation


                                                      By: /s/ Ken Davidson
                                                      --------------------------
                                                      Printed Name: KEN DAVIDSON
                                                                  --------------
                                                      Title: President
                                                           ---------------------

Attest:

/s/ Ken Davidson
  ------------------------
Printed Name: KEN DAVIDSON
             -------------
Title: Secretary
      --------------------

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OR

                            HENLEY OPERATING COMPANY

                                   * * * * *


     Henley Operating Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the

"Corporation"), certifies as follows:

     FIRST: That the sole director of the Corporation, by unanimous written consent without a meeting in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the

Corporation, declaring the amendment to be advisable and authorizing the admission of the amendment to the sole shareholder of the Corporation for consideration thereof. The resolution setting forth the proposed amendment to the Certificate of Incorporation of the Corporation is as follows:


     RESOLVED, that the sole director deems it advisable and in the best interest of the Corporation, and recommends to the sole shareholder, that the Certificate of Incorporation of the Corporation be amended by changing Article First thereof so that, as amended, Article First will read as follows:


          "First: The name of the Corporation is Maxxim Medical, Inc."


     SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to the amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of

Delaware.

     THIRD: That the foregoing amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That this Certificate of Amendment of the Certificate of Incorporation has been executed by its President, and attested by its Secretary and shall be filed and recorded in accordance with Section 103 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed and attested by its duly authorized officers this 17th day of May, 1993.


                                           HENLEY OPERATING COMPANY




                                           By: /s/ Kenneth W. Davidson
                                              ------------------------------
                                              Kenneth W. Davidson, President



ATTEST:



By: /s/ Kenneth W. Davidson
   ------------------------------
   Kenneth W. Davidson, Secretary